Colombia Clean Power & Fuels

For Immediate Release

Colombia Clean Power & Fuels, Inc. Names Coal Industry Veteran Ronald G. Stovash as Chief Executive Officer

SAN FRANCISCO, Sept. 8, 2011 /PRNewswire/ -- Colombia Clean Power & Fuels, Inc. (OTCBB: CCPF.OB), (the "Company" or "CCPF") announced today the appointment of coal industry veteran Ronald G. Stovash as President and Chief Executive Officer. Mr. Stovash brings to CCPF over 25 years of senior executive experience in the United States coal industry, with a comprehensive background in all aspects of coal mine development and operations, and a proven history of delivering productivity, revenue, and profit growth.  Mr. Stovash joins the Company as it enters into the production phase of its business strategy having recently acquired a majority interest in an operating mine in the Santander region of Colombia.

"Ronald Stovash is a perfect fit for our growing company at this time," said Barry Markowitz, Chairman of the Board of Directors of CCPF.  He added, "During our CEO executive search we spoke to a number of extremely qualified and outstanding candidates. I believe Ron's unprecedented experience in operations leadership in coal mining, sales and marketing, and coal terminal operations match our internal strategic objectives for the coming years.  In addition to his overall breadth of experience, we were most impressed by Ron's commitment to worker safety and his passion for corporate social responsibility – both of which are of significant importance to our company and key elements to be successful in Colombia."

Mr. Stovash added, "I am convinced this is the right opportunity – and I cannot think of a more dynamic and interesting market for metallurgical coal than Colombia.  I am excited to join CCPF at this time in its development and I look forward to spending a great deal of time in Colombia working with our impressive local team."

To listen to Mr. Stovash speak about his new role, please click (http://www.youtube.com/watch?v=uRUhiXr70Cw) for a video introduction.

Most recently, Mr. Stovash was President and CEO of PinnOak Resources LLC, where he was responsible for overall management of the company, which consisted of three coal mines in West Virginia and Alabama.  In this role, he had direct oversight of all senior executives at PinnOak regarding operations, sales and marketing, corporate strategic planning, financial commitments, external communications, and legal, public, and government affairs.

Mr. Stovash commented, "In 2007, we made a decision to sell or enter into a joint venture. This was a critical time for the company and I needed to ensure that operations were running smoothly and sales were strong so that we could maximize our enterprise value."

Mr. Stovash worked closely with the board of directors and shareholders in the successful completion of the $610 million sale of PinnOak Resources and subsequent integration into the publicly traded Cliffs Natural Resources (formerly Cleveland-Cliffs) in 2007.

Prior to PinnOak, Mr. Stovash was a 40-year veteran of CONSOL Energy where he started as an hourly employee in the Pittsburgh Coal Company division and rose through the organization to hold various strategic and executive management positions. From 2003 to 2007, Mr. Stovash held various Senior Vice President positions for CONSOL, including:

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Senior VP – Coal Operations: His responsibilities included managing all Central Appalachia Operations as well as coal mines in Utah and Pennsylvania, 9 company operated and 18 contract coal mines, and all potential coal merger and acquisition opportunities. He was also CONSOL's senior management representative in three joint venture partnerships. Under his leadership, annual production and operating income records were set at the Buchanan Mine in 2006 with over 5 million tons.

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Senior VP – Planning and Administration: His responsibilities included corporate planning, engineering, exploration, environmental affairs, closed operations, material and supply chain management, and research and development. He was also part of the executive management team that assumed primary leadership in determining overall company strategy, business opportunity evaluations, and company goals. He represented CONSOL at the World Coal Institute and the International Energy Agency. Furthermore, he negotiated three separate complex acquisitions, including two mining operations and a barge transportation company.

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Senior VP – Operations Development: He was responsible for cost reduction and productivity across all coal operations and corporate departments within CONSOL Energy. He provided leadership and functional direction to improve efficiency, lower operating costs, and evaluate expansion opportunities. Moreover, he initiated discussions on two potential acquisitions in Southern West Virginia.

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Senior VP – Central Appalachia Operations and Marketing: He was responsible for all Central Appalachia Operations and was CONSOL's senior management representative in a joint venture mine in Australia. In addition, he was responsible for management of the Marketing Services groups for Distribution and Traffic, Transportation, Contract Administration, Technical Marketing Services, and Norfolk Sales Office. During this time, he was also President of CONSOL Energy's River Division, the Alicia Transshipment Facility, CNX Marine Terminals, Inc., and Cargo Dockers Bulk Terminal in Canada.  In this capacity, his responsibilities consisted of overseeing all international sales, domestic metallurgical sales, and all U.S. Southeast and Central Appalachian steam coal sales. He was responsible for negotiating sales contracts, transportation, and service agreements for coal marketing and the various companies managed.  His role also involved promoting CONSOL Energy externally through representation on various industry boards and associations, including the Board of National Coal Transportation Association, National Mining Association Transportation Steering Committee, and United States Inland Waterway Users Board.

From 1987 to 2003, Mr. Stovash held various Vice President positions for CONSOL Energy, including Vice President – Sales and Marketing in 2003 and Vice President – Marketing Services from 1999 to 2003, where he was responsible for developing company-wide sales and pricing for the Profit Objective, Long Range Plan, and other financial systems. He also had responsibility for preparation of the capital and operating budgets for coal marketing and various companies managed and for negotiations of transportation and service agreements for coal marketing.  From 1987 to 1999, he was Vice President of Operations for selected CONSOL operations in northern West Virginia, southwestern Pennsylvania, and Ohio.  From 1967 to 1987, Mr. Stovash held various positions of increasing responsibility in CONSOL coal mining operations, from production engineer, foreman, shift foreman, longwall coordinator, superintendent, to general superintendent.

Mr. Stovash serves on a number of coal industry, philanthropic, and educational boards and committees.  He holds a BS, Electrical Engineering, University of Pittsburgh as well as Economic Evaluation and Decision Methods, Colorado Schools of Mines, and the Executive Management Program, University of Illinois.

Edward Mooney, the Company's Founding CEO, will continue to serve as a Director.

About Colombia Clean Power & Fuels, Inc.

Colombia Clean Power & Fuels, Inc. (OTCBB: CCPF.OB) is developing coal mining, coal coking and clean coal technology operations in the Republic of Colombia.  The Company plans to build mines to produce both metallurgical coal and high-grade thermal coal and implement advanced coal technologies, such as coal gasification and coal-to-liquids, to produce metallurgical coke, urea, liquid fuels, power and other clean energy solutions.  The Republic of Colombia is the world's tenth largest producer and fourth largest exporter of coal, with an estimated 7 billion metric tons ("MT") of recoverable reserves and 17 billion MT of potential reserves.

The Company's current operations are focused on metallurgical coal exploration and development activities. The Company has retained leading engineering and geological services firms in the U.S. and Colombia to conduct exploration work in selected concessions acquired to date and others under consideration for acquisition by the Company.  The Company's team of executives, advisors and partners is comprised of experienced entrepreneurs and business professionals in the U.S., Colombia and China that have a breadth of experience in coal mining and clean coal technologies as well as substantial industry relationships.

For more information, visit www.ColombiaCleanPower.com
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This release contains forward-looking statements regarding Colombia Clean Power & Fuels future plans and expected performance based on assumptions the Company believes to be reasonable.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of business development efforts, exploration efforts and the timeliness of development activities, fluctuations in coal and energy prices, and other risk factors described from time to time in the Company's reports filed with the SEC.  In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control.  Colombia Clean Power & Fuels undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact: Daniel Carlson
Email:  dcarlson@colombiacleanpower.com
Telephone +1 (415) 460-1165
www.colombiacleanpower.com
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SOURCE: Colombia Clean Power & Fuels, Inc.